Exhibit 99.1

FOR IMMEDIATE RELEASE

CBIZ REPORTS THIRD QUARTER AND NINE MONTH 2025 RESULTS

THIRD QUARTER HIGHLIGHTS:
•TOTAL REVENUE OF $693.8M, UP 58.1%
•NET INCOME OF $30.1M, DOWN 14.1%; GAAP EPS OF $0.48, DOWN 31.4%
•ADJUSTED EBITDA OF $120.0M, UP 57.4%; ADJUSTED DILUTED EPS OF $1.01, UP 8.5%
NINE MONTH HIGHLIGHTS:
•TOTAL REVENUE OF $2.2B, UP 63.7%
•NET INCOME OF $194.9M, UP 47.9%; GAAP EPS OF $3.06, UP 16.8%
•ADJUSTED EBITDA OF $475.6M, UP 92.9%; ADJUSTED DILUTED EPS OF $4.27, UP 35.6%
CLEVELAND (October 29, 2025) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading national professional services advisor, today announced results for the third quarter ended September 30, 2025.
“We are pleased with our third quarter results, which were largely in line with our expectations. Our core, recurring essential businesses continued to perform well, and improved market conditions also resulted in improved growth within our non-recurring businesses,” said Jerry Grisko, CBIZ President and CEO.
“We are seeing strong validation of the Marcum acquisition, including better than expected synergies, and are well positioned to drive sustainable long-term growth as we bring our unique value proposition to our clients and prospects in the high-growth U.S. middle market."
For the third quarter of 2025, CBIZ recorded revenue of $693.8 million, an increase of $254.9 million, or 58.1%, compared with $438.9 million reported for the same period in 2024. Net income was $30.1 million, or $0.48 per diluted share, for the third quarter of 2025, compared with $35.1 million, or $0.70 per diluted share, for the same period a year ago.
Excluding acquisition-related integration expenses, amortization of intangible assets, and other non-recurring gains and losses, Adjusted net income was $63.5 million in the third quarter of 2025, compared with Adjusted net income of $46.9 million for the same period a year ago. Adjusted earnings per diluted share were $1.01 for the third quarter of 2025, an increase of 8.5%, compared with Adjusted earnings per diluted share of $0.93 for the same period a year ago. Adjusted EBITDA for the third quarter of 2025 was $120.0 million, up 57.4%, compared with $76.3 million for the same period in 2024.
For the nine months ended September 30, 2025, CBIZ recorded revenue of $2,215.3 million, an increase of $862.1 million or 63.7%, over the $1,353.2 million recorded for the same period in 2024. Net income was

NYSE: CBZ ● www.cbiz.com ● X: @cbz

$194.9 million, or $3.06 per diluted share, for the nine months ended September 30, 2025, compared with $131.8 million, or $2.62 per diluted share, for the same period a year ago.
For the nine months ended September 30, 2025, Adjusted net income was $271.9 million, compared with Adjusted net income of $158.6 million for the same period a year ago. Adjusted earnings per diluted share was $4.27 for the nine months ended September 30, 2025, an increase of 35.6%, compared with Adjusted earnings per diluted share of $3.15 for the same period a year ago. Adjusted EBITDA for the nine months ended September 30, 2025, was $475.6 million, up 92.9%, compared with $246.5 million for the same period in 2024.

2025 Outlook
The Company expects:
•Total revenue within a range of $2.8 billion to $2.95 billion
•Effective tax rate of approximately 29%
•Weighted average fully diluted share count within a range of 64.5 to 65.0 million shares
•GAAP fully diluted earnings per share to be within a range of $1.97 to $2.02
•Adjusted fully diluted earnings per share within a range of $3.60 to $3.65
•Adjusted EBITDA within a range of $450 million to $456 million
Conference Call
CBIZ will host a conference call today at 5 p.m. (ET) to discuss its third quarter financial results. The call will be webcast, and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants can register for the conference call at https://dpregister.com/sreg/10203902/1002b28f89e.
About CBIZ
CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle-market businesses nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers actionable insights to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 10,000 team members across more than 160 locations in 22 major markets coast to coast. For more information, visit www.cbiz.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this release, including, without limitation, our “2025 Outlook,” regarding our financial position, business strategy and plans and objectives for future performance are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Any or all of our forward-looking statements in this release and in any other public statements that we make, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; our business could be adversely affected if Marcum LLP (“Marcum”) does not perform to our expectations or we underestimate the liabilities we have assumed; we are dependent on the services of our executive officers, and other key employees, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements and conflict of interest rules, as well as the nature and terms of our current administrative service agreements, limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and other intangible assets could become impaired, which could lead to material non-cash charges against earnings and a material impact on our results of operations and financial condition; certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations; we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations; recent Securities & Exchange Commission ("SEC") and Public Company Accounting Oversight Board sanctions against Marcum may adversely impact our performance and reputation; if we are unable to implement and maintain effective internal control over financial reporting following the acquisition of Marcum (the “Transaction”), we may fail to prevent or detect material misstatements in our financial statements, in which case investors could lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline; we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy; we will incur transaction, integration, and restructuring costs in connection with our acquisition program; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our financial condition; continuing uncertainty in the current economic and geopolitical environment could lead to continuing softness in demand for certain of our services; changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyberattacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and results of operations; we could be held liable for errors and omissions; the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be negatively impacted; given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price; rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of the Transaction; climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating costs; the adverse impact of legislative and regulatory changes in the U.S. and globally, including as a result of the One Big Beautiful Bill Act, on the our tax rate, accounting practices, operations and results; the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our amended and restated credit agreement providing for $2.0 billion in senior secured credit facilities, consisting of a $1.4 billion term loan and $600.0 million revolving credit facility, could adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt

NYSE: CBZ ● www.cbiz.com ● X: @cbz

instruments could cause a default under those instruments; our increased leverage following the Transaction may adversely impact our business; we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; the significant number of shares issuable as the stock consideration in the Transaction may adversely impact our stock price; the future issuance of additional shares could adversely affect the price of our common stock; there is volatility in our stock price; and the price of our common stock could be adversely impacted if we do not perform to expectations following the Transaction.
Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied.
Consequently, no forward-looking statement can be guaranteed. A more detailed description of risk factors may be found in our periodic filings with the SEC, including in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements made in this release are made only as of the date hereof, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the SEC.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), we also present Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (“EPS”), and Adjusted EBITDA, which are non-GAAP measures. These non-GAAP measures are adjusted to exclude the impact of the Transaction, integration costs, amortization of acquired intangible assets, and other significant non-operating related gains and losses management does not consider ongoing in nature.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making, and to evaluate results relative to employee compensation targets. We believe that these non-GAAP financial measures provide meaningful supplemental information to stockholders, debt holders, and other interested parties in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance by excluding significant acquisition expenses, certain one-time non-recurring items, and gains and losses that management does not consider ongoing in nature. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making and (2) they are used by our stockholders and analyst community to determine the health of our business.
Management provides specific information regarding the GAAP amounts excluded from or included in these non-GAAP financial measures. Additionally, management provides reconciliations of these non-GAAP financial measures to their most comparable financial measures in accordance with GAAP. Please see the sections captioned “GAAP Reconciliation” within the Appendix for the reconciliations.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2025	%	2024	%
Revenue	$693,818	100.0%	$438,884	100.0%
Operating expenses (1)	603,689	87.0	365,971	83.4
Gross margin	90,129	13.0	72,913	16.6
Corporate general and administrative expenses (1)	31,265	4.5	23,227	5.3
Operating income	58,864	8.5	49,686	11.3
Other (expense) income:
Interest expense	(27,960)	(4.0)	(4,968)	(1.1)
Gain on sale of operations, net	1,124	0.2	4,953	1.1
Other income, net (1) (2)	8,378	1.2	1,300	0.3
Total other expense, net	(18,458)	(2.7)	1,285	0.3
Income before income tax expense	40,406	5.8	50,971	11.6
Income tax expense	10,260		15,887
Net income	$30,146	4.3%	$35,084	8.0%

Diluted earnings per share	$0.48		$0.70

Diluted weighted average common shares outstanding	62,699		50,401
Other data:
Adjusted EBITDA (3)	$120,028	17.3%	$76,256	17.4%
Adjusted Diluted EPS (3)	$1.01		$0.93

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."

Income and expenses related to the deferred compensation plan for the three months ended September 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Three Months Ended September 30,
	2025	% of Revenue	2024	% of Revenue
Operating expenses	$7,847	1.1%	$7,305	1.7%
Corporate general & administrative expenses	1,076	0.2%	1,064	0.2%
Other income, net	8,923	1.3%	8,369	1.9%

NYSE: CBZ ● www.cbiz.com ● X: @cbz

Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended September 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Three Months Ended September 30,
	2025				2024
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$90,129	$7,847	$97,976	14.1%	$72,913	$7,305	$80,218	18.3%
Operating income	58,864	8,923	67,787	9.8%	49,686	8,369	58,055	13.2%
Other income, net	8,378	(8,923)	(545)	(0.1)%	1,300	(8,369)	(7,069)	(1.6)%
Income before income tax expense	40,406	—	40,406	5.8%	50,971	—	50,971	11.6%
(2)Included in "Other income, net" for the three months ended September 30, 2025, and 2024, is expense of $0.5 million and $5.7 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands, except percentages and per share data)

	Nine Months Ended September 30,
	2025	%	2024	%
Revenue	$2,215,328	100.0%	$1,353,193	100.0%
Operating expenses (1)	1,809,188	81.7	1,108,824	81.9
Gross margin	406,140	18.3	244,369	18.1
Corporate general and administrative expenses (1)	86,972	3.9	63,988	4.7
Operating income	319,168	14.4	180,381	13.4
Other (expense) income:
Interest expense	(80,983)	(3.7)	(15,363)	(1.1)
Gain on sale of operations, net	1,124	0.1	4,953	0.4
Other income, net (1) (2)	31,786	1.4	13,207	1.0
Total other (expense) income, net	(48,073)	(2.2)	2,797	0.3
Income before income tax expense	271,095	12.2	183,178	13.7
Income tax expense	76,234		51,417
Net income	$194,861	8.8%	$131,761	9.7%

Diluted earnings per share	$3.06		$2.62

Diluted weighted average common shares outstanding	63,609		50,359
Other data:
Adjusted EBITDA (3)	$475,597	21.5%	$246,491	18.2%
Adjusted Diluted EPS (3)	$4.27		$3.15

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."

Income and expenses related to the deferred compensation plan for the nine months ended September 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Nine Months Ended September 30,
	2025	% of Revenue	2024	% of Revenue
Operating expenses	$17,132	0.8%	$18,164	1.3%
Corporate general and administrative expenses	2,415	0.1%	2,444	0.2%
Other income, net	19,547	0.9%	20,608	1.5%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the nine months ended September 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Nine Months Ended September 30,
	2025				2024
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$406,140	$17,132	$423,272	19.1%	$244,369	$18,164	$262,533	19.4%
Operating income	319,168	19,547	338,715	15.3%	180,381	20,608	200,989	14.9%
Other income, net	31,786	(19,547)	12,239	0.6%	13,207	(20,608)	(7,401)	(0.5)%
Income before income tax expense	271,095	—	271,095	12.2%	183,178	—	183,178	13.5%
(2)Included in "Other income, net" for the nine months ended September 30, 2025, and 2024, is expense of $2.0 million and $6.3 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions. Additionally, during the nine months ended September 30, 2025 the Company recorded a $12.5 million gain from a legal settlement.
(3)Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SELECT SEGMENT DATA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Financial Services	$578,522	$322,295	$1,862,002	$1,004,158
Benefits and Insurance Services	103,387	104,040	318,292	309,867
National Practices	11,909	12,549	35,034	39,168
Total Revenue	$693,818	$438,884	$2,215,328	$1,353,193

Gross Margin
Financial Services	$94,681	$61,656	$383,210	$215,149
Benefits and Insurance Services	19,305	21,075	64,845	60,022
National Practices	1,224	1,448	3,603	4,106
Operating expenses - unallocated (1):
Other expense	(17,234)	(3,961)	(28,386)	(16,744)
Deferred compensation	(7,847)	(7,305)	(17,132)	(18,164)
Total Gross Margin	$90,129	$72,913	$406,140	$244,369
As a % of Revenue	13.0%	16.6%	18.3%	18.1%

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Net income	$194,861	$131,761
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of operations, net	(1,124)	(4,953)
Depreciation and amortization expense	74,313	28,593
Bad debt expense, net of recoveries	3,216	2,099
Adjustments to contingent earnout liability, net	1,984	6,340
Stock-based compensation expense	19,572	7,431
Other noncash adjustments	14,071	5,276
Net income, after adjustments to reconcile net income to net cash provided by operating activities	306,893	176,547
Changes in assets and liabilities, net of acquisitions and divestitures	(258,047)	(108,379)
Net cash provided by operating activities	48,846	68,168
Net cash used in investing activities	(16,913)	(24,911)
Net cash used in financing activities	(75,233)	(85,222)
Net decrease in cash, cash equivalents and restricted cash	(43,300)	(41,965)
Cash, cash equivalents and restricted cash at beginning of year	$187,170	$157,148
Cash, cash equivalents and restricted cash at end of period	$143,870	$115,183

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$16,969	$1,076
Restricted cash	44,455	43,104
Cash equivalents included in funds held for clients	82,446	71,003
Total cash, cash equivalents and restricted cash	$143,870	$115,183

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands, except percentages, DSO, and per share data)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$16,969	$13,826
Restricted cash	44,455	38,661
Accounts receivable, net	719,554	534,858
Other current assets	96,655	72,528
Current assets before funds held for clients	877,633	659,873
Funds held for clients	127,782	175,853
Goodwill and other intangible assets, net	2,885,727	2,945,470

Total assets	4,545,144	4,470,883

Current liabilities before client fund obligations, excluding short-term debt	447,846	463,697
Client fund obligations	127,590	175,928
Total short-term debt, net	66,323	66,177
Total long-term debt, net	1,502,639	1,333,755

Total liabilities	2,673,345	2,690,900

Treasury stock	(1,046,152)	(910,601)

Total stockholders' equity	1,871,799	1,779,983

Debt to equity	83.8%	78.6%
Days sales outstanding (DSO) (1)	94	73

Shares outstanding	54,104	50,198
Basic weighted average common shares outstanding	62,360	52,375
Diluted weighted average common shares outstanding	62,699	52,661

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on September 30, 2024, was 97.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS and Adjusted EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended September 30, 2025
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$94,062	$19,347	$2,348	$(85,611)	$30,146	$0.48
Adjustments:
Integration costs related to acquisitions (2)	10,340	228	—	18,071	28,639	0.47
Amortization of acquired intangible assets	17,090	1,658	—	—	18,748	0.30
Litigation gain, net (3)	—	—	—	(293)	(293)	—
Gain on sale of operations, net	—	—	(1,124)	—	(1,124)	(0.02)
Income tax effect related to adjustments	—	—	—	(12,635)	(12,635)	(0.22)
Adjusted net income (loss)	$121,492	$21,233	$1,224	$(80,468)	$63,481	$1.01
Interest expense	—	—	—	27,960	27,960
Income tax expense	—	—	—	10,260	10,260
Tax effect related to the adjustments above	—	—	—	12,635	12,635
Depreciation (4)	4,014	525	1	1,152	5,692
Adjusted EBITDA	$125,506	$21,758	$1,225	$(28,461)	$120,028
As a % of Revenue	21.7%	21.0%	10.3%	N/A	17.3%

	Three Months Ended September 30, 2024
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$61,671	$21,077	$6,401	$(54,065)	$35,084	$0.70
Adjustments:
Integration costs related to acquisitions (2)	(21)	—	—	368	347	0.01
Transaction costs (5)	42	—	—	14,752	14,794	0.29
Amortization of acquired intangible assets	4,019	2,036	—		6,055	0.12
Litigation costs (3)	—	—	—	543	543	0.01
Gain on sale of operations, net	—	—	(4,953)	—	(4,953)	(0.10)
Income tax effect related to adjustments	—	—	—	(4,957)	(4,957)	(0.10)
Adjusted net income (loss)	$65,711	$23,113	$1,448	$(43,359)	$46,913	$0.93
Interest expense	—	—	—	4,968	4,968
Income tax expense	—	—	—	15,887	15,887
Tax effect related to the adjustments above	—	—	—	4,957	4,957
Depreciation	1,829	568	6	1,128	3,531
Adjusted EBITDA	67,540	23,681	1,454	(16,419)	$76,256
As a % of Revenue	21.0%	22.8%	11.6%	N/A	17.4%

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA exclude the impact of the Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to acquisitions. Amounts reported for 2025 relate to the costs associated with the Transaction, and amounts reported in 2024 relate to the costs associated with the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc.
(3)During the three months ended September 30, 2025, the Company recorded a $0.3 million adjustment to the accrued legal costs associated with the $12.5 million legal settlement when payments were made. For the three months ended September 30, 2024, the costs associated with this litigation were $0.5 million. These costs were recorded in “Corporate general and administrative expenses” on the consolidated statement of comprehensive income.
(4)Depreciation expense reported for 2025 excluded $0.2 million of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the Transaction.
(5)These costs include, but are not limited to, certain non-recurring legal and other professional service costs incurred in connection with the announced purchase of Marcum during the three months ended September 30, 2024.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS and Adjusted EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Nine months ended September 30, 2025
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$382,750	$65,260	$4,727	$(257,876)	$194,861	$3.06
Adjustments:
Integration costs related to acquisitions (2)	17,840	609	—	45,045	63,494	1.00
Amortization of acquired intangible assets	51,071	5,133	—	—	56,204	0.88
Litigation gain, net (3)	—	—	—	(11,356)	(11,356)	(0.18)
Gain on sale of operations, net	—	—	(1,124)	—	(1,124)	(0.02)
Income tax effect related to adjustments	—	—	—	(30,151)	(30,151)	(0.47)
Adjusted net income (loss)	$451,661	$71,002	$3,603	$(254,338)	$271,928	$4.27
Interest expense	—	—	—	80,983	80,983
Income tax expense	—	—	—	76,234	76,234
Tax effect related to the adjustments above	—	—	—	30,151	30,151
Depreciation (4)	11,360	1,608	4	3,329	16,301
Adjusted EBITDA	$463,021	$72,610	$3,607	$(63,641)	$475,597
As a % of Revenue	24.9%	22.8%	10.3%	N/A	21.5%

	Nine months ended September 30, 2024
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$215,378	$60,111	$9,055	$(152,783)	$131,761	$2.62
Adjustments:
Integration costs related to acquisitions (2)	236	169	—	854	1,259	0.03
Transaction costs (5)	42	—	—	21,403	21,445	0.43
Amortization of acquired intangible assets	11,935	6,083	—	1	18,019	0.36
Facility optimization costs (6)	—	—	—	340	340	0.01
Gain on sale of operations, net	—	—	(4,953)	—	(4,953)	(0.10)
Litigation costs (3)	—	—	—	1,266	1,266	0.03
Income tax effect related to adjustments	—	—	—	(10,491)	(10,491)	(0.23)
Adjusted net income (loss)	$227,591	$66,363	$4,102	$(139,410)	$158,646	$3.15
Interest expense	—	—	—	15,363	15,363
Income tax expense	—	—	—	51,417	51,417
Tax effect related to the adjustments above	—	—	—	10,491	10,491
Depreciation	5,410	1,716	24	3,424	10,574
Adjusted EBITDA	233,001	68,079	4,126	(58,715)	246,491
As a % of Revenue	23.2%	22.0%	10.5%	N/A	18.2%

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA exclude the impact of the Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to acquisitions. Amounts reported for 2025 relate to the costs associated with the Transaction, and amounts reported in 2024 relate to the costs associated with the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc.
(3)During the nine months ended September 30, 2025, the Company recorded a gain of $12.5 million related to a legal settlement payment from a small group of former employees. The gain was recorded in “other income (expense), net” on the consolidated statement of comprehensive income for the nine months ended September 30, 2025. The costs associated with this litigation were $1.1 million and $1.3 million, respectively, for the nine months ended September 30, 2025 and 2024, and were recorded in “Corporate general and administrative expenses” on the consolidated statement of comprehensive income.
(4)Depreciation expense reported for 2025 excluded $1.8 million of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the Transaction.
(5)These costs include, but are not limited to, certain non-recurring legal and other professional service costs incurred in connection with the announced purchase of Marcum during the nine months ended September 30, 2024.
(6)These costs related to incremental non-recurring lease expenses incurred as a result of CBIZ's real estate optimization efforts.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2025 Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA Guidance

	Full Year 2025 Guidance
	(Amounts in millions except per share data)
	Low		High
	Amounts	EPS	Amounts	EPS
GAAP Net Income	$127.9	$1.97	$131.1	$2.02
Amortization of acquired intangible assets (1)	75.1	1.15	75.1	1.15
Integration costs related to acquisitions (2)	75.0	1.15	75.0	1.15
Income tax effect related to adjustments	(43.5)	(0.67)	(43.5)	(0.67)
Adjusted Net Income	$234.5	$3.60	$237.7	$3.65
Depreciation	22.1		22.1
Interest expense	99.3		99.3
Income tax expense included the tax effect related to the adjustments above	94.5		97.1
Adjusted EBITDA	$450.4		$456.2
(1) These costs represent the amortization of the intangible assets, such as client lists, recognized as a result of applying Accounting Standards Codification Topic 850, Business Combinations. The amount of amortization expense recorded in each period is significantly affected by the size and timing of our acquisitions.
(2) These costs include, but are not limited to, certain consulting, technology, personnel, as well as other operating and general administrative costs associated with the integration of the Marcum business.
Contacts:
Media: Amy McGahan, Director of Corporate & Strategic Communications, amy.mcgahan@cbiz.com
Investor Relations: Lori Novickis, Director, Corporate Relations, lnovickis@cbiz.com
CBIZ, Inc., Cleveland, Ohio, (216) 447-9000

NYSE: CBZ ● www.cbiz.com ● X: @cbz